UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2006

SIMCLAR, INC.
(Exact name of registrant as specified in its charter)

Florida	0-14659	59-1709103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2230 West 77th Street, Hialeah, Florida	33016
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (305) 556-9210

________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K fling is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 23, 2006, our audit committee, after discussion with management determined that the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2005 can no longer be relied upon due to errors in such financial statements. The errors were discovered by management in the course of preparing the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2006. We have determined that these errors materially misstated our consolidated balance sheet at December 31, 2005, and our consolidated results of operations for the year then ended, and therefore we have concluded that it will be necessary to restate our 2005 consolidated financial statements. We are still investigating whether these errors will materially affect our previously filed financial statements for the quarter ended March 31, 2006, and therefore we are unable to state at this time whether a restatement of those financial statements will also be required.

The 2005 financial statement errors relate to operations at our Brownsville, Texas and Matamoros, Mexico facilities, and arise from a combination of (i) errors in the recording of sales and receivables due to the duplication of invoices (in Mexican pesos and in U.S. dollars) for products shipped to a single customer from these facilities, (ii) errors in the recording of accounts receivable credits for products returned by customers to these facilities, and (iii) errors in recording the correct period end cut-off for vendor invoices. Based upon its investigation to date, our management believes that these errors are limited to our Brownsville and Matamoros facilities and do not extend to other areas of our operations or to other facilities. Although further investigation may lead us to conclude that similar errors will also require restatement of our financial statements for the first quarter of 2006, management believes that any necessary adjustments should not adversely affect our financial statements for the quarter ended June 30, 2006. However, as previously announced, management’s effort to identify, quantify and correct the prior period errors has necessarily delayed the filing of our report on Form 10-Q for the quarter ended June 30, 2006.

A team led by Simclar Group financial executives has undertaken a thorough review of our accounting systems and processes relating to the errors described above, and has concluded that they resulted from deficiencies in the reconciliation and review process and the lack of requisite accounting skills in certain members of our staff. Based upon this investigation, we are confident that these errors were not the result of any fraudulent activity, but we have dismissed two senior members of the Company’s accounting staff principally responsible for the errors. This review is ongoing and may lead to further changes in operational and financial procedures and controls in due course

The Committee and management of the Company have discussed the matters associated with the restatement disclosed in this Current Report on Form 8−K with Battelle & Battelle, LLP, the Company’s independent registered public accounting firm.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following is being furnished as an Exhibit to this report:

Exhibit
Number     Exhibit Description

99.1         Press Release, dated August 23, 2006, entitled “Simclar, Inc. Announces Need to Restate 2005 Financial Results.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simclar, Inc.

Date: August 23, 2006	By:	/s/ Barry J. Pardon
Barry J. Pardon, President